PRINCIPAL FUNDS, INC.
SUB-ADVISORY AGREEMENT


AGREEMENT executed as of June 30, 2016, by and between PRINCIPAL MANAGEMENT CORPORATION (hereinafter called the "Manager"), and GOTHAM ASSET MANAGEMENT, LLC
(hereinafter called the "Sub-Advisor").

W I T N E S S E T H:

	WHEREAS, the Manager is the manager and investment adviser to each Series of Principal Funds, Inc. (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
and

	WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with portfolio selection and related research in connection with the investment advisory services for all or a portion of the assets of each Series of the Fund identified in Appendix A hereto, as may be amended from time to time (hereinafter called "Series"), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

	WHEREAS, the Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

(a)	Management Agreement (the "Management Agreement")
with the Fund;

(b)	The Fund's registration statement and financial statements
as filed with the Securities and Exchange Commission (the
"SEC");

(c)	The Fund's Articles of Incorporation and By-laws; and

(d)	Policies, procedures or instructions adopted or approved by
the Board of Directors of the Fund (the "Board of Directors") relating to obligations and services to be provided by the Sub-Advisor.

	NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub-Advisor
In accordance with and subject to the Management
Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub-Advisor by the Manager, from time to time (the "Allocated Assets"), subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.	Obligations of and Services to be Provided by the
Sub-Advisor
       The Sub-Advisor will:
(a)	Provide investment advisory services, including but
not limited to research, advice and supervision for
the Allocated Assets of each Series.
(b)	Furnish to the Board of Directors for approval (or any
appropriate committee of such Board), and revise
from time to time as the Sub-Advisor believes
appropriate, a recommended investment program
for  the Allocated Assets.
(c)	Implement the approved investment program for the
Allocated Assets, which shall be agreed upon by the
parties in writing, by placing orders for the purchase
and sale of securities without prior consultation with
the Manager, subject always to the provisions of the
Fund's registration statement, Articles of
Incorporation and Bylaws and the requirements of
the 1940 Act, as each of the same shall be from time
to time in effect.
(d)	Advise and assist the officers of the Fund, as
requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate
committees of such Board, regarding the general
conduct of the investment business of the Allocated
Assets.
(e)	Maintain, in connection with the Sub-Advisor's
investment advisory services provided to the
Allocated Assets, compliance with the 1940 Act and
the regulations adopted by the SEC thereunder and
the Series' investment strategies and restrictions as
stated in the Fund's prospectus and statement of
additional information and other criteria applicable to
the Allocated Assets and provided to the
Sub-Advisor in writing.
(f)	Report to the Board of Directors of the Fund at such
times and in such detail as the Board of Directors
may reasonably deem appropriate in order to enable
it to determine that the investment policies,
procedures and approved investment program of
each Series (and any specific criteria applicable to
the Allocated Assets) are being observed.
(g)	Upon request, provide assistance and
recommendations for the determination of the fair
value of certain securities when reliable market
quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's
Board of Directors.
(h)	Furnish, at its own expense, (i) all necessary
investment and management facilities, including
salaries of clerical and other personnel required for it
to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of
the investment advisory affairs of the Allocated
Assets.
(i)	Open accounts with Foreign Account Tax
Compliance Act compliant broker-dealers and
futures commission merchants ("broker-dealers"),
select broker-dealers to effect all transactions for
each Series, place all necessary orders with
broker-dealers or issuers (including affiliated broker-dealers). To the extent consistent with applicable law, purchase or sell orders for the
Allocated Assets may be aggregated with
contemporaneous purchase or sell orders of other
clients of the Sub-Advisor. In such event allocation
of securities so sold or purchased, as well as the
expenses incurred in the transaction, will be made
by the Sub-Advisor in the manner the Sub-Advisor
considers to be the most equitable and consistent
with its fiduciary obligations to the Fund and to other clients over time. The Sub-Advisor shall use its best efforts to obtain execution of transactions for the
Allocated Assets at prices which are advantageous
to the Allocated Assets and at commission rates that
are reasonable in relation to the benefits received.
However, the Sub-Advisor may select brokers or
dealers on the basis that they provide brokerage,
research or other services or products to the
Sub-Advisor. To the extent consistent with
applicable law, the Sub-Advisor may pay a broker or
dealer an amount of commission for effecting a
securities transaction in excess of the amount of
commission or dealer spread another broker or
dealer would have charged for effecting that
transaction if the Sub-Advisor determines in good
faith that such amount of commission is reasonable
in relation to the value of the brokerage and
research products and/or services provided by such
broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular
transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Allocated Assets as well as to accounts over
which they exercise investment discretion. Not all
such services or products need be used by the
Sub-Advisor in managing the Allocated Assets. In
addition, joint repurchase or other accounts may not
be utilized by the Allocated Assets except to the
extent permitted under any exemptive order
obtained by the Sub-Advisor provided that all
conditions of such order are complied with.
(j)	Maintain all accounts, books and records with
respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment
Advisers Act of 1940, as amended (the "Advisers
Act"), and the rules thereunder, and furnish the Fund
and the Manager with such periodic and special
reports as the Fund or the Manager may reasonably
request. In compliance with the requirements of
Rule 31a-3 under the 1940 Act, the Sub-Advisor
hereby agrees that all records that it maintains for
each Series are the property of the Fund, agrees to
preserve for the periods described by Rule 31a-2
under the 1940 Act any records that it maintains for
the Series and that are required to be maintained by
Rule 31a-1 under the 1940 Act, and further agrees
to surrender promptly to the Fund any records that it maintains for a Series upon request by the Fund or the Manager. The Sub-Advisor has no responsibility
for the maintenance of Fund records except insofar
as is directly related to the services the Sub-Advisor
provides to a Series.
(k)	Observe and comply with Rule 17j-1 under the 1940
Act and the Sub-Advisor's Code of Ethics adopted
pursuant to that Rule as the same may be amended
from time to time. The Manager acknowledges
receipt of a copy of the Sub-Advisor's current Code
of Ethics. The Sub-Advisor shall promptly forward to
the Manager a copy of any material amendment to
the Sub-Advisor's Code of Ethics. The Sub-Advisor
shall also provide a certification that the Sub-Advisor
has implemented the Sub-Advisor's Code of Ethics.
(l)	From time to time as the Manager or the Fund may
request, furnish the requesting party reports on
portfolio transactions and reports on investments
held by the Allocated Assets, all in such detail as the Manager or the Fund may reasonably request. The
Sub-Advisor will make available certain officers and
employees to meet with the Fund's Board of
Directors on due notice to review the investments of
the Allocated Assets.
(m)	Provide such information as is customarily provided
by a sub-advisor, or as may be required or
reasonably requested by the Manager, for the Fund
or the Manager to comply with their respective
obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act, the Advisers
Act, the Securities Act of 1933, as amended (the
"Securities Act"), and any state securities laws, and
any rule or regulation thereunder.  Such information
includes, but is not limited to:  the Sub-Advisor's
compliance manual and policies and procedures
adopted to comply with Rule 206(4)-7 of the
Advisers Act; the Sub-Advisor's most recent annual
compliance report or a detailed summary of such
report; timely and complete responses to all
Quarterly Compliance Questionnaires (including the identification of any material compliance maters and a copy of any material changes to the Sub-Advisor's
Rule 206(4)-7 compliance policies and procedures,
marked to show changes along with a written
summary of the purpose of each such change);
Annual Proxy Voting Questionnaires; Annual Best
Execution and Soft Dollar Questionnaires, and
responses to all other reasonable requests from the
Manager.  The Sub-Advisor agrees to make
available for the Manager's review (at the
Sub-Advisor's place of business) a copy of any
deficiency letters issued by the SEC and any related
responses issued by Sub-Advisor.  The Sub-Advisor
will also advise the Manager of any material
changes in the Sub-Advisor's ownership within a
reasonable time after any such change.
(n)	Vote proxies received on behalf of the Allocated
Assets (with respect to the portion thereof allocated
to the Sub-Advisor) in a manner consistent with the Sub-Advisor's proxy voting policies and procedures and provide a record of votes cast containing all of
the voting information required by Form N-PX in an
electronic format to enable the Series to file Form
N-PX as required by SEC rule.
(o)	Respond to tender offers, rights offerings and other
voluntary corporate action requests affecting
securities held by each Series (with respect to the
portion thereof allocated to the Sub-Advisor) in
accordance with the Sub-Advisor's procedures.
(p)	Cooperate with the Manager in its performance of
quarterly and annual tax compliance tests to monitor the Series' compliance with Subchapter M of the Code and Section 817(h) of the Code. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements imposed by the Code, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action to bring the Series back into compliance with the time permitted under the Code.

3.	Prohibited Conduct
In providing the services described in this Agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life
Insurance Company regarding transactions for the Fund in securities or other assets.

4.	Compensation and Expenses
As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.
The Sub-Advisor shall not be responsible for any expenses incurred by the Fund, the Series or Manager, including, without limitation, brokerage or similar trading costs or expenses, audit, transfer agent and administration costs.

5.	Liability of Sub-Advisor
Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment or other act or omission in rendering services hereunder, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.

In no event will the Sub-Advisor have any responsibility for any other Series of the Fund, for any portion of the Fund not managed by the Sub-Advisor or for the acts or omissions of any other Sub-Advisor to the Fund.

6.	Trade Errors

The Sub-Advisor will notify the Manager of any Trade
Error(s), regardless of materiality, promptly upon the discovery such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade
Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. For purposes under this
Section 6, "Trade Errors" are defined as errors due to: (i) erroneous orders by the Sub-Advisor for the Series that result in the purchase or sale of securities that were not intended to be purchased or sold; (ii) erroneous orders by the Sub-Advisor that result in the purchase or sale of securities for the Series in an unintended amount or price;
or (iii) purchases or sales of financial instruments which violate the investment limitations or restrictions disclosed in the Fund's registration statement and/or imposed by applicable law or regulation (calculated at the Sub-Advisor's portfolio level), unless otherwise agreed to in writing. With respect only to the such errors noted in (i) and (ii) above, Trade Errors are limited to mistakes in the trading process (i.e., errors in order execution that occur after the order is created and submitted by the investment management process) and do not include errors in the investment research process, operations or accounting such as errors caused by human or technological errors in the ranking or analysis of securities, cybersecurity breaches, or human error in entering data into a research database.

7.	Supplemental Arrangements
The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.

8.	Regulation
The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

9.	Other Accounts Managed by Sub-Advisor.
The Fund and the Manager acknowledge that the
Sub-Advisor manages other client accounts and portfolios
and may manage other accounts in the future ("Other Accounts"). The Fund and Manager understand that the Sub-Advisor will manage the Allocated Assets only in accordance with the investment guidelines provided to the Sub-Advisor, the Fund's registration statement and applicable law or regulation. Some of these Other Accounts may have investment strategies that are different than the Allocated Assets and others that may be similar to the Allocated Assets. The Allocated Assets is expected to have different performance and characteristics than the Other Accounts for several reasons, including different investment
strategies and fees.   The portfolio strategies employed by
the Sub-Advisor for such Other Accounts could conflict with the transactions and strategies employed by the Sub-Advisor in managing the Allocated Assets.
Conversely, participation in specific investment opportunities may be appropriate, at times, for the Allocated Assets and the Other Accounts.

10.	Duration and Termination of This Agreement
No amendment of this Agreement shall be effective unless in writing and signed by both parties. This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940
Act either by the Board of Directors or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors who are not interested persons of the Manager, Principal
Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days' written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," "voting security" and "majority of the outstanding voting securities") shall be applied.

11.	Amendment of this Agreement
No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisor must also agree to any amendment to this Agreement in writing.

12.	Additional Series
In the event the Manager wishes to appoint the Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.

13.	General Provisions
(a)	Each party agrees to perform such further acts and
execute such further documents as are necessary to
effectuate the purposes hereof. This Agreement
shall be construed and enforced in accordance with
and governed by the laws of the State of Delaware.
The captions in this Agreement are included for
convenience only and in no way define or delimit any
of the provisions hereof or otherwise affect their
construction or effect.
(b)	Any notice under this Agreement shall be in writing,
addressed and delivered or mailed postage pre-paid
to the other party at such address as such other
party may designate for the receipt of such notices.
Until further notice to the other party, it is agreed that
the address of the Manager for this purpose shall be
Principal Financial Group, Des Moines, Iowa
50392-0200. The address of the Sub-Advisor for this
purpose shall be 535 Madison Avenue, New York,
NY 11030.
(c)	The Sub-Advisor will promptly notify the Manager in
writing of the occurrence of any of the following
events:
1.	the Sub-Advisor fails to be registered as an
investment adviser under the Advisers Act or
under the laws of any jurisdiction in which the
Sub-Advisor is required to be registered as an
investment advisor in order to perform its
obligations under this Agreement.
2.	the Sub-Advisor is served or otherwise receives
notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs
of the Series.
3.	the Sub-Advisor becomes aware of any pending
or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order, judgment or decree issued
with respect to it or any affiliate that could
reasonably be expected to result in the
Sub-Advisor becoming ineligible to serve as an
investment adviser of a registered investment
company under the 1940 Act.
4.	the Sub-Advisor becomes aware of a transaction
or series of transactions that is reasonably likely
to result in a change in the management or
control of the Sub-Advisor or a controlling
person thereof or otherwise in the assignment
(as defined in the 1940 Act) of this Agreement by
the Sub-Advisor.
(d)	The Manager will promptly notify the Sub-Advisor in
writing of the occurrence of any of the following
events:
1.	the Manager fails to be registered as an
investment adviser under the Advisers Act or
under the laws of any jurisdiction in which the
Manager is required to be registered as an
investment advisor in order to perform its
obligations to the Fund.
2.	the Manager is served or otherwise receives
notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the Fund.
3.	the Manager becomes aware of any pending or
threatened action, suit, proceeding, inquiry or
investigation that is reasonably likely to result in
a conviction, order, judgment or decree issued
with respect to it or any affiliate that could
reasonably be expected to result in the Manager
becoming ineligible to serve as an investment
adviser of a registered investment company
under the 1940 Act.
(e)	The Manager shall provide (or cause the Series
custodian to provide) timely information to the
Sub-Advisor regarding such matters as the
composition of the assets of a Series, cash
requirements and cash available for investment in a
Series, and all other reasonable information as may
be necessary for the Sub-Advisor to perform its
duties and responsibilities hereunder.
(f)	The Sub-Advisor represents that it will not enter into
any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company.

	(g)	The Sub-Advisor acknowledges that the Series is
relying on the exclusion from the definition of
"commodity pool operator" under Section 4.5 of the
General Regulations under the Commodity
Exchange Act ("Rule 4.5"). The Sub-Advisor will not
exceed the de minimis trading limits set forth in Rule
4.5(c)(2) unless otherwise agreed to in writing.
(h)	The Sub-Advisor agrees that neither it nor any of its
affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.

This Agreement may be executed two or more in counterparts, each of which shall be deemed an original, but when taken together, shall constitute one and the same instrument. Signatures hereto may be evidenced by facsimile or electronic transmission, the same of which shall be treated as originals.


IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.
PRINCIPAL MANAGEMENT CORPORATION


By /s/ Adam U. Shaikh
Adam U. Shaikh,
Counsel


By /s/ Jennifer A. Block
Jennifer A. Block,
Counsel

GOTHAM ASSET MANAGEMENT, LLC


By /s/ Louis Larocca
Louis Larocca
General Counsel & CCO